Exhibit 99.1

For Immediate Release

Media Contact:	Chris Liston
(904) 285-0000
cliston@paragonfinancialcorp.com

PARAGON FINANCIAL ANNOUNCES LATEST ACQUISITION DEAL

Transaction Marks Beginning of Revived Growth Strategy

PONTE VEDRA BEACH, FL – September 13, 2004 – Paragon Financial Corporation (OTC: PGNF.OB) (the “Company”) announced today that it has signed a letter of intent to acquire First Charleston Mortgage, LLC. The transaction, expected to close within 30 days, will provide the Company with a local operating presence in several markets in and around the Charleston, South Carolina area. This is the first of a number of similar planned announcements the Company expects to make in its pursuit of its renewed acquisition strategy.

“I’m extremely pleased and gratified to announce this deal,” said George Deehan, Chairman and Chief Executive Officer of Paragon Financial. “Over the past several months, we have been focused on finalizing the divestiture of our mortgage banking operation, as well as restructuring our board of directors and roles and responsibilities of senior management,” he added. “Now that these essential adjustments are complete, I’m confident we’re prepared to move the enterprise forward in pursuit of our original business plan of acquiring residential mortgage origination companies.”

“Our company has been successfully originating mortgage loans since 1991 and this is an exceptional business expansion opportunity,” said John Comley, Director of First Charleston Mortgage. “We believe that the chance to join this growing venture at such an early stage provides an extraordinary opportunity to improve our market presence while at the same time leverage and control our administrative overhead,” he added.

About Paragon Financial Corporation

Paragon Financial Corporation is a financial services business focused on the acquisition of companies that originate residential mortgages loans.

About First Charleston Mortgage

First Charleston Mortgage is a residential and commercial mortgage origination company based in Charleston, South Carolina. The company operates branches in Mount Pleasant and Myrtle Beach, South Carolina.

FORWARD LOOKING AND CAUTIONARY STATEMENTS

We believe that it is important to communicate our expectations to our investors. Accordingly, this report contains discussions of events or results that have not yet occurred or been realized. Except for the historical information and discussions contained herein, statements contained in this Form 8-K may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as, “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward looking statements.

You should read forward-looking statements carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other expectations of future performance. There may be events in the future that we are not able accurately to predict or control. Any cautionary language in this report provides examples of risks, uncertainties and events that may cause our actual results to differ from the expectations we express in our forward-looking statements. You should be aware that the occurrence of certain of the events described in this report could adversely affect our business, results of operations and financial position.

These forward looking statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward looking statement. It is important to note that our actual results and timing of certain events could differ materially from those in such forward looking statements due to a number of factors, including but not limited to, the ability to raise capital necessary to sustain operations and implement the business plan, the ability to obtain additional regulatory permits and approvals to operate in the financial services area, the ability to identify and complete acquisitions and successfully integrate acquired businesses, if any, the ability to implement the Company’s business plan, changes in the real estate market, interest rates or the general economy of the markets in which the Company operates, the ability to employ and retain qualified management and employees, changes in government regulations that are applicable to our businesses, the general volatility of the capital markets and the establishment of a market for the Company’s shares, changes in the demand for the company’s services, our ability to meet our projections, the degree and nature of competitors, the ability to generate sufficient cash to pay creditors, and disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

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